                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                            ASCENT PEDIATRICS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Ascent Pediatrics, Inc., a Delaware corporation, will be held on Wednesday, June 14, 2000 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts for the purpose of considering and voting upon the following matters:

        1. To elect three class III directors for the ensuing three years;

        2. To approve certain amendments to:

           - the Depositary Agreement dated as of February 16, 1999, as amended, among the Company, Alpharma USPD Inc. and State Street Bank and Trust Company and

           - the Loan Agreement dated as of February 16, 1999, as amended, among the Company, Alpharma USPD Inc. and Alpharma Inc.

           and to delay by one year from 2002 to 2003 the period during which the call option assigned by the Company to Alpharma USPD Inc. to purchase all of the Company's common stock then outstanding may be exercised, as described herein;

        3. To approve an amendment to the Company's 1999 Stock Incentive Plan, as described herein;

        4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year; and

        5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Our board of directors has no knowledge of any other business to be transacted at the meeting.

     Our board of directors has fixed the close of business on Tuesday, April 25, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

     A copy of the Company's annual report to stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

                                          By order of the Board of Directors,

                                          /s/ EMMETT CLEMENTE, PH.D.
                                          EMMETT CLEMENTE, PH.D.
                                          Chairman and President

April 28, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR DEPOSITARY SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE VOTING INSTRUCTION CARD IS MAILED IN THE UNITED STATES.

                            ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                        WILMINGTON, MASSACHUSETTS 01887

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000

     This proxy statement is furnished in connection with the solicitation of voting instruction cards by the board of directors of Ascent Pediatrics, Inc. for the annual meeting of stockholders to be held on Wednesday, June 14, 2000 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED VOTING INSTRUCTION CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 4, 2000. WE WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF ELIOT LURIER, CHIEF FINANCIAL OFFICER AND TREASURER, 187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS 01887. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On April 25, 2000, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 9,764,158 shares of common stock, all of which are represented by depositary shares of the Company outstanding on the record date. Each depositary share evidences an interest in one share of Ascent common stock, par value $.0004 per share, subject to a call option held by Alpharma USPD Inc. and represented by a depositary receipt. All outstanding shares of Ascent common stock are held by State Street Bank and Trust Company, the "Depositary," pursuant to a depositary agreement that we entered into with State Street Bank and Trust Company and Alpharma USPD Inc. in connection with our strategic alliance with Alpharma USPD Inc. and its parent company, Alpharma, Inc. References in this proxy statement to "Alpharma" mean Alpharma USPD Inc. In connection with our strategic alliance with Alpharma, we granted Alpharma a call option to purchase all of the then-outstanding shares of Ascent common stock. Prior to the exercise of the call option, which is more fully described in "Proposal 2 -- Approval of Certain Amendments to the Depositary Agreement and the Loan Agreement and the Delay By One Year of the Period During Which the Alpharma Call Option May Be Exercised," of this proxy statement, or the termination or expiration of the call option, each holder of a depositary share will generally be entitled to all of the rights it would have if it held directly the share of Ascent common stock evidenced by the depositary share.

     The holders of depositary shares are entitled to one vote per depositary share on all matters to be voted on by stockholders of the Company, in the same manner and subject to the same limitations as a holder of shares of common stock. The record holders of depositary shares on the Record Date will be entitled to instruct State Street Bank and Trust Company, as Depositary, as to the exercise of the voting rights pertaining to the number of shares of common stock represented by their respective depositary shares by completing, dating, signing and returning the enclosed voting instruction card. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Ascent common stock represented by such depositary shares in accordance with such instructions, and the Company has agreed to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. If no choice is specified in a voting instruction card, the Depositary will endeavor, insofar as practicable, to vote the number of shares of common stock represented by such depositary shares in favor of the matters set forth in the accompanying notice of meeting. The Depositary will abstain from voting shares of Ascent common stock to the extent it does not receive instructions from the owners of the corresponding depositary shares. In this proxy statement, we refer to the Ascent common stock, including the right to vote, and the Ascent depositary shares collectively as the "depositary shares".

     Any voting instruction card may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated voting instruction card to the corporate secretary of the Company or by voting in person at the meeting. Attendance at the meeting will not be sufficient to revoke a voting instruction card unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the voting instruction card and vote in person.

     The holders of a majority of the depositary shares issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Depositary shares present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of the outstanding depositary shares entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding depositary shares is required for the approval of the amendments to the Depositary Agreement and the Loan Agreement. The affirmative vote of the holders of a majority of the depositary shares present or represented by proxy and voting on the matter is required for the approval of the amendment to the Company's 1999 Stock Incentive Plan and the ratification of the selection of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and depositary shares held in "street name" by brokers or nominees who indicate on their voting instruction cards that they do not have discretionary authority to vote such depositary shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or depositary shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or depositary shares voting on a matter, but will be the equivalent of a "no" vote on a matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a proposal, including the approval of the amendments to the Depositary Agreement and the Loan Agreement.

SOLICITATION OF VOTING INSTRUCTION CARDS

     The expenses of the solicitations for the Ascent 2000 annual meeting, including the cost of printing and distributing this proxy statement and the form of voting instruction card, will be paid by Ascent. In addition to solicitation by mail, voting instruction cards may be solicited by our directors, officers and employees in person or by telephone, telecopier or other means of communication. These persons will not receive additional compensation for solicitation of voting instruction cards, but may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements will also be made by us with custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of shares, and we will reimburse these persons for reasonable expenses incurred in connection with this solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of January 31, 2000, regarding the beneficial ownership of depositary shares by (a) each person or entity known to us to beneficially own more than five percent of the outstanding depositary shares on that date, (b) each director, including director nominees,
(c) each named
executive officer of Ascent, which we define in the "Summary Compensation Table" section; and (d) all directors and executive officers of Ascent as a group.

     The number of shares beneficially owned by each 5% stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of January 31, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion in this proxy statement of these shares, however, is not an admission that the named stockholder is a direct or indirect beneficial owner of the shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares the power with his or her spouse) with respect to all shares of capital stock listed as owned by the person or entity. Unless otherwise indicated, the address of each officer and director of Ascent is care of Ascent Pediatrics, Inc., 187 Ballardvale Drive, Suite B125, Wilmington, Massachusetts 01887.

                                                                     DEPOSITARY SHARES
                                                              --------------------------------
                                                                  NUMBER OF
                                                                    SHARES          PERCENT OF
                                                              BENEFICIALLY OWNED      CLASS
                                                              ------------------    ----------
5% STOCKHOLDERS

Funds affiliated with ING Furman Selz Investments LLC(1)....      5,416,981            40.9%
  55 East 52nd Street
  37th Floor
  New York, NY 10055

BancBoston Ventures Inc.(2).................................        924,133             9.3%
  175 Federal Street
  Boston, MA 02110

Medical Science Partners Group(3)...........................        824,302             7.8%
  161 Worcester Rd, Suite 301,
  Framingham, MA 01701

Funds affiliated with Burr, Egan, Deleage & Co.(4)..........        667,514             6.5%
  One Post Office Square
  Boston, MA 02109

New York Life Insurance Company(5)..........................        659,851             6.8%
  51 Madison Avenue
  New York, NY 10010

Triumph-Connecticut Limited Partnership(6)..................        654,591             6.4%
  60 State Street
  Boston, MA 02109

Paribas Group(7)............................................        535,840             5.3%
  c/o White & Case
  1155 Avenue of the Americas
  New York, NY 10036


DIRECTORS

Thomas L. Anderson..........................................             --              --
Raymond F. Baddour, Sc.D.(8)................................        277,605             2.9%
Robert E. Baldini(9)........................................        117,750             1.2%

                                                                     DEPOSITARY SHARES
                                                              --------------------------------
                                                                  NUMBER OF
                                                                    SHARES          PERCENT OF
                                                              BENEFICIALLY OWNED      CLASS
                                                              ------------------    ----------
Emmett Clemente, Ph.D.(10)..................................        317,150             3.2%
Nicholas Daraviras..........................................             --              --
Joseph R. Ianelli (11)......................................             --              --
Andre L. Lamotte, Sc.D.(12).................................        856,565             8.2%
James L. Luikart(13)........................................      5,401,981            40.9%
Lee J. Schroeder(14)........................................         28,500               *

EXECUTIVE OFFICERS
Eliot Lurier................................................             --              --
Gregory A. Vannatter(15)....................................         41,741               *
John G. Bernardi............................................         10,892               *
Timothy K. Moffit(16).......................................        126,500             1.3%
Alan R. Fox(17).............................................        318,818             3.2%
All directors and executive officers as a group(18).........      7,497,502            53.5%

---------------
  * Represents less than 1% of the outstanding depositary shares of the Company.

 (1) Consists of (a) 1,627,984 shares of common stock held by Furman Selz Investors II L.P., (b) 1,278,256 shares issuable upon the exercise of warrants held by Furman Selz Investors II L.P. within 60 days of January 31, 2000, (c) 881,556 shares issuable upon the conversion of a 7.5% convertible note and 974,316 shares issuable upon the conversion of an 8.0% convertible subordinated note held by Furman Selz Investors II L.P. within 60 days of January 31, 2000, (d) 139,530 shares of common stock held by FS Employee Investors LLC, (e) 109,555 shares issuable upon the exercise of warrants held by FS Employee Investors LLC within 60 days of January 31,2000, (f) 75,555 shares issuable upon the conversion of a 7.5% convertible note and 83,579 shares issuable upon the conversion of an 8.0% convertible subordinated note held by FS Employee Investors LLC within 60 days of January 31, 2000, (g) 79,204 shares of common stock held by FS Parallel Fund L.P., (h) 62,189 shares issuable upon the exercise of warrants held by FS Parallel Fund L.P. within 60 days of January 31, 2000,
     (i) 42,889 shares issuable upon the conversion of a 7.5% convertible note and 47,368 shares issuable upon the conversion of an 8.0% convertible subordinated note held by FS Parallel Fund L.P. within 60 days of January 31, 2000 and (j) 15,000 shares issuable upon the exercise of options within 60 days of January 31,2000. These entities also received additional securities after January 31,2000. See "Certain Relationships and Related Transactions." Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P. are affiliates under common control.

 (2) Includes 350,105 shares issuable upon the conversion of an 8% convertible subordinated note due June 1, 2005.

 (3) Consists of (a) 738,776 shares held by Medical Science Partners, L.P., (b) 2,888 shares issuable upon the exercise of warrants held by Medical Science Partners, L.P. within 60 days of January 31, 2000, (c) 57,142 shares held by Medical Science Partners II, L.P., (d) 11,805 shares issuable upon the exercise of warrants held by Medical Science Partners II, L.P. within 60 days of January 31, 2000 and (e) 13,691 shares held by Medical Science II Co-Investment, L.P. Medical Science Partners, L.P., Medical Science Partners II, L.P. and Medical Science II Co-Investment, L.P. are affiliates under common control.

 (4) Consists of (a) 582,341 shares held by Alta V Limited Partnership, (b) 78,319 shares issuable upon the exercise of warrants held by Alta V Limited Partnership within 60 days of January 31, 2000, (c) 6,119 shares held by Customs House Partners and (d) 735 shares issuable upon the exercise of warrants held by Customs House Partners within 60 days of January 31, 2000. The respective general partners of each of these funds exercise sole voting and investment power with respect to the shares held by the funds.

 (5) Includes 117,706 shares issuable upon the exercise of warrants within 60 days of January 31, 2000.

 (6) Consists of 654,591 shares issuable upon the exercise of warrants within 60 days of January 31, 2000.

 (7) Consists of (a) 392,307 shares held by Paribas Principal, Inc., (b) 133,333 shares issuable upon the exercise of warrants held by Paribas Principal, Inc. within 60 days of January 31, 2000 and (c) 10,200 shares issuable upon the exercise of warrants held by Banque Paribas within 60 days of January 31, 2000. Paribas Principal, Inc. and Banque Paribas are affiliates under common control.

 (8) Includes (a) 22,221 shares issuable upon the exercise of warrants within 60 days of January 31, 2000 and (b) 20,000 shares issuable upon the exercise of options within 60 days of January 31, 2000.

 (9) Consists of 117,750 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(10) Includes 144,500 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(11) Mr. Ianelli was appointed to our board of directors effective April 12, 2000.

(12) Consists of (a) the shares described in note (3), (b) 9,153 shares held by Dr. Lamotte, (c) 3,110 shares issuable upon the exercise of warrants held by Dr. Lamotte within 60 days of January 31, 2000 and (d) 20,000 shares issuable upon the exercise of options held by Dr. Lamotte within 60 days of January 31, 2000. Dr. Lamotte is the managing general partner of the general partners of Medical Science Partners, L.P., Medical Science Partners II, L.P. and Medical Science II Co-Investment, L.P. and may be considered the beneficial owner of the shares held by such entities, although Dr. Lamotte disclaims such beneficial ownership, except as to his pecuniary interest therein.

(13) Consists of the shares described in note (1). Mr. Luikart is an executive vice president of ING Furman Selz Investments LL and may be considered the beneficial owner of the shares described in note (1). Mr. Luikart disclaims such beneficial ownership.

(14) Includes 20,000 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(15) Includes 34,811 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(16) Includes 125,000 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(17) Consists of (a) 31,635 shares held by Mr. Fox, (b) 5,407 shares held by the spouse and children of Mr. Fox, (c) 3,776 shares issuable upon the exercise of warrants within 60 days of January 31, 2000 and (d) 278,000 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(18) See notes (8) through (17).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of Ascent equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on review of the copies of the reports furnished to us and written representations that no year-end reports on Form 5 were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were timely made other than the filing of a Form 3 by Thomas L. Anderson in connection with his becoming a director of the Company, a Form 5 by each of Thomas L. Anderson and Nicholas Daraviras in connection with the grant of a stock option to purchase depositary shares upon becoming a director of Ascent and a Form 3 and a Form 4 by each of the funds affiliated with ING Furman Selz Investments LLC upon becoming a 10% stockholder of the Company and in connection with the issuance of certain warrants and convertible notes.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     We have three classes of directors currently consisting of three class I directors, three class II directors and three class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The three class III directors are proposed for election this year to serve as members of our board of directors until the 2003 annual meeting of stockholders, or until their successors are elected and qualified. The term of the class I directors will expire at the 2001 annual meeting. The class II directors were elected at the annual meeting last year (other than Mr. Ianelli, who was appointed by our board of directors on April 12, 2000 to fill the vacancy created by the resignation of Mr. Fox) for a three year term expiring at the 2002 annual meeting. Our board of directors may not consist of more than eleven or less than seven directors. Currently, we have fewer nominees than the number fixed by resolutions adopted by our board of directors because we increased the number of directorships to eleven without filling the new seats.

     The persons named in the enclosed voting instruction card will vote to elect, as class III directors, Emmett Clemente, Ph.D., Nicholas Daraviras and Andre Lamotte, Sc.D., unless the voting instruction card is marked otherwise. Messrs. Clemente, Daraviras and Lamotte are currently directors of Ascent. Each class III director nominee has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the voting instruction card may vote the voting instruction card for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

     The table below includes information for each director, including the class III director nominees, as of December 31, 1999 with respect to (a) his name and age; (b) position and offices at Ascent; (c) principal occupation and business experience during the past five years; (d) directorships, if any, of other publicly held companies and (e) the year he became a director of Ascent.

                                                            PRINCIPAL OCCUPATION, OTHER BUSINESS
                                              DIRECTOR    EXPERIENCE DURING THE PAST FIVE YEARS AND
                NAME                   AGE     SINCE                 OTHER DIRECTORSHIPS
                ----                   ---    --------    -----------------------------------------
NOMINEES FOR TERMS IN EXPIRING IN
  2003 (CLASS III DIRECTORS)
Emmett Clemente, Ph.D................  61       1989      President of Ascent since December 1999;
                                                          founder of Ascent in 1989 and Chairman of
                                                          our board of directors since May 1996;
                                                          Chief Executive Officer of Ascent from
                                                          1989 to 1996; Director of Pharmaceutical
                                                          Research for Fisons Corporation, U.S., a
                                                          pharmaceutical company, from 1980 to 1989
                                                          and Director of New Product Development
                                                          and Acquisitions of Fisons from 1972 to
                                                          1980; Chief Scientist in the Consumer
                                                          Products Division of Warner-Lambert
                                                          Company, a pharmaceutical company, from
                                                          1970 to 1972; Senior Scientist of
                                                          Richardson-Merrell Company, a
                                                          pharmaceutical company, from 1967 to
                                                          1970.

Nicholas Daraviras...................  26       1999      Vice President of ING Furman Selz
                                                          Investments LLC, the general partner of
                                                          Furman Selz Investors II, L.P. and FS
                                                          Parallel Fund L.P. and the managing
                                                          member of FS Employee Investors LLC,
                                                          since March 1996; Equity research analyst
                                                          at Oppenheimer & Co. from January 1996 to
                                                          March 1996 and Ladenburg Thalmann & Co.
                                                          from October 1994 to January 1996, each
                                                          an investment banking company.

Andre L. Lamotte, Sc.D...............  51       1989      Managing General Partner of Medical
                                                          Science Ventures, L.P., the general part-
                                                          ner of MSP, the venture capital firm
                                                          founded by Harvard University, since
                                                          1989; General Manager of the Merieux
                                                          Institute, Inc., the U.S. affiliate of
                                                          Institute Merieux and Pasteur Vaccines,
                                                          from 1983 to 1988.
DIRECTORS WHOSE TERMS EXPIRE IN 2001
  (CLASS I DIRECTORS)
Thomas L. Anderson...................  51       1999      President of Alpharma USPD Inc., a
                                                          subsidiary of Alpharma Inc., a pharma-
                                                          ceutical company, since 1997; President
                                                          and Chief Operating Officer of FoxMeyer
                                                          Health Corporation, a distributor of
                                                          pharmaceutical and over-the-counter
                                                          products, from May 1993 to February 1996,
                                                          and Executive Vice President and Chief
                                                          Operating Officer of FoxMeyer Health
                                                          Corporation from July 1991 to April 1993.

                                                            PRINCIPAL OCCUPATION, OTHER BUSINESS
                                              DIRECTOR    EXPERIENCE DURING THE PAST FIVE YEARS AND
                NAME                   AGE     SINCE                 OTHER DIRECTORSHIPS
                ----                   ---    --------    -----------------------------------------
Raymond F. Baddour, Sc.D.............  74       1989      Lammot du Pont Professor Emeritus of
                                                          Chemical Engineering at the Massachu-
                                                          setts Institute of Technology since 1989;
                                                          Co-founder and director of Amgen Inc., a
                                                          biopharmaceutical company, from 1980 to
                                                          1997, and Mattek Corp., a biosciences
                                                          company; director of Hyseq, Inc., a bio-
                                                          technology company and Scully Signal Co.,
                                                          a signal device company.
Lee J. Schroeder.....................  71       1990      President of Lee Schroeder and Associ-
                                                          ates, Inc., a pharmaceutical consulting
                                                          company, since 1985; President of the
                                                          Lincoln Wholesale Drug Company, a
                                                          wholesale drug company, from 1983 to
                                                          1985; Executive Vice President of Sandoz,
                                                          Inc., U.S., a pharmaceutical company,
                                                          from 1981 to 1983; Vice President and
                                                          General Manager of Dorsey Laboratories, a
                                                          pharmaceutical company, from 1974 to
                                                          1981; Director of Interneuron
                                                          Pharmaceuticals, Inc., MGI Pharmaceuti-
                                                          cals, Inc. and Celgene Corporation, each
                                                          a pharmaceutical company.
DIRECTORS WHOSE TERMS EXPIRE IN 2002
  (CLASS II DIRECTORS)
Robert E. Baldini....................  69       1993      Vice Chairman of our board of directors
                                                          since April 1996; consultant to, and a
                                                          director of, several private and public
                                                          pharmaceutical and medical device com-
                                                          panies; Senior Vice President of Sales
                                                          and Marketing for Key Pharmaceuticals
                                                          from 1982 to 1986 and following the
                                                          acquisition of Key Pharmaceuticals by
                                                          Schering-Plough Corporation in 1986,
                                                          various positions with the Key
                                                          Pharmaceuticals Division of
                                                          Schering-Plough until 1995, last serving
                                                          as its President; Executive Director of
                                                          Sales and Promotion of Ciba-Geigy
                                                          Corporation, a pharmaceutical and chemi-
                                                          cal company, from 1977 to 1982; Vice
                                                          Chairman of the board of directors of KOS
                                                          Pharmaceuticals, Inc., a pharmaceutical
                                                          company.

                                                            PRINCIPAL OCCUPATION, OTHER BUSINESS
                                              DIRECTOR    EXPERIENCE DURING THE PAST FIVE YEARS AND
NAME                                   AGE     SINCE                 OTHER DIRECTORSHIPS
----                                   ---    --------    -----------------------------------------
Joseph R. Ianelli....................  61       2000      President and Chief Executive Officer of
                                                          Renaissance Pharmaceuticals, Inc., a drug
                                                          delivery company, since 1999 and Founder,
                                                          President, Chief Executive Officer and a
                                                          Director of PharmaConnect Inc., a
                                                          publicly-traded internet-based company
                                                          focused on detailing medical products to
                                                          physicians, since 1999. Prior to this,
                                                          Mr. Ianelli served in a variety of
                                                          positions with Astra USA Inc., a pharma-
                                                          ceutical company, from 1978 to 1999,
                                                          including Director of Marketing, Vice
                                                          President, Marketing and Senior Vice
                                                          President of Business Development.

James L. Luikart.....................  54       1998      Executive Vice President of ING Furman
                                                          Selz Investments LLC, the general part-
                                                          ner of Furman Selz Investors II L.P. and
                                                          FS Parallel Fund L.P. and the managing
                                                          member of FS Employee Investors LLC,
                                                          since 1995.

     Thomas L. Anderson was nominated and elected to our board of directors and to our compensation and audit committees in connection with our strategic alliance with Alpharma and Alpharma Inc. and pursuant to the terms of a Master Agreement and a Loan Agreement, each dated as of February 16, 1999 and as amended to date, by and among Ascent, Alpharma and Alpharma Inc.

     James L. Luikart was nominated and elected to our board of directors and to our compensation committee in connection with the issuance and sale of Series G preferred stock of Ascent, notes and associated warrants pursuant to the terms of the securities purchase agreement, dated as of May 13, 1998, as amended, by and among Ascent and the purchasers named therein, which we refer to as the "May 1998 securities purchase agreement."

     Nicholas Daraviras was nominated and elected to our board of directors and to our audit committee pursuant to the terms of the second amendment, dated as of February 16, 1999, to the May 1998 securities purchase agreement.

     For information relating to the depositary shares beneficially owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     Our board of directors met seven times (including by telephone conference) during 1999. Messrs. Anderson and Baldini and Drs. Baddour and Lamotte each attended less than 75% of the meetings of our board of directors during 1999. All directors attended at least 75% of the meetings of the committees on which they served.

     Our board of directors has a compensation committee which held two formal and a number of informal meetings during 1999. The current members of the compensation committee are Messrs. Anderson, Luikart and Schroeder. The compensation committee is responsible for:

     - making recommendations concerning salaries and incentive compensation for our employees and consultants;

     - establishing and approving salaries and incentive compensation for certain senior officers and employees; and

     - administering, making recommendations concerning and granting stock options pursuant to our stock option plans.

     In 1999, the compensation committee also established a subcommittee to grant stock options to our executive officers in order to comply with Section 162(m) of the Internal Revenue Code. The current members of this subcommittee are Dr. Lamotte and Mr. Schroeder.

     Our board of directors has an audit committee, which held two formal and a number of informal meetings during 1999. The current members of the audit committee are Dr. Baddour and Messrs. Anderson, Baldini and Daraviras. The audit committee is responsible for reviewing the results and scope of the audit and other services provided by our independent public accountants.

     We do not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.

COMPENSATION OF DIRECTORS

     Messrs. Anderson, Baldini, Ianelli and Schroeder and Dr. Baddour are each paid $6,000 each year as compensation for serving on our board of directors. Except as set forth below, no other directors currently are compensated for serving on our board of directors. All of our directors are reimbursed for their expenses incurred in connection with their attendance at board of directors and committee meetings.

     Under our 1997 Director Stock Option Plan, options to purchase 15,000 depositary shares are granted to each new non-employee director upon his or her initial election to our board of directors. On July 23, 1999, Messrs. Anderson and Daraviras each were granted an option to purchase 15,000 depositary shares. Options to purchase 5,000 depositary shares are granted to each non-employee director on May 1 of each year. On May 1, 1999, Messrs. Baldini, Luikart and Schroeder and Drs. Baddour and Lamotte each received an option to purchase 5,000 depositary shares. On April 12, 2000, Mr. Ianelli was also granted an option to purchase 5,000 depositary shares in connection with his initial election to our board of directors. All options vest on the first anniversary of the date of grant. However, the exercisability of these options accelerates upon the occurrence of a change in control of Ascent, as provided for in the director plan. A total of 300,000 depositary shares may be issued upon the exercise of stock options granted under the director plan. With the exception of the options granted on the date of our initial public offering, the exercise price of all options granted under the director plan has equaled the closing price of a depositary share on the date of grant as reported on the OTC Bulletin Board or of a share of common stock on the Nasdaq National Market, as applicable. As of April 15, 2000, options to purchase an aggregate of 135,000 depositary shares were outstanding under the director plan. No options to purchase depositary shares under the 1997 Director Stock Option Plan had been exercised as of April 15, 2000.

     We were party to a written consulting agreement with Mr. Robert E. Baldini, vice chairman of our board of directors, dated April 1, 1996, as amended. Pursuant to this agreement, Mr. Baldini provides consulting services as requested by us in return for compensation of $1,500 per day. Mr. Baldini did not receive any consulting fees in 1999 pursuant to this agreement. Upon execution of this agreement in 1996, we granted Mr. Baldini an option under our 1992 Equity Incentive Plan exercisable for 85,000 depositary shares in four equal annual installments. This consulting agreement expired on April 1, 2000. Ascent and Mr. Baldini expect to continue this consulting relationship.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for each of the fiscal years ended December 31, 1999, 1998 and 1997 for (a) the persons who served as our chief executive officer or president at any time during the fiscal year ended December 31, 1999, (b) our other most highly compensated executive officer, other than the officers covered in (a) above, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1999 and who was serving as an executive officer as of such date (c) the two persons for whom we would have disclosed information pursuant to (b) but for the fact that the individuals were not serving as executive officers as of December 31, 1999. The foregoing executive officers are referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                COMPENSATION AWARDS
                                         ANNUAL COMPENSATION    -------------------
                                         -------------------        SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS     UNDERLYING OPTIONS     COMPENSATION
---------------------------      ----    --------    -------    -------------------    ------------

Emmett Clemente, Ph.D..........  1999    $214,300        (2)          167,860(2)         $45,733(3)
  Chairman of the board of       1998    $210,300    $42,060               --            $17,833(3)
  directors and president(1)     1997    $201,083    $47,232               --            $ 7,705(3)

Alan R. Fox....................  1999    $217,436    $44,340          125,000            $ 4,264(5)
  President and chief            1998    $217,700    $43,540               --                 --
  executive officer(4)           1997    $207,753    $36,500               --                 --

Gregory A. Vannatter...........  1999    $177,500        (2)          110,500(2)              --
  Executive vice president,      1998    $167,500    $33,500           50,000(6)              --
  sales and marketing            1997    $153,000         --               --            $32,436(7)

Timothy K. Moffitt.............  1999    $151,911    $32,580           25,000            $50,386(9)
  Vice president, sales(8)       1998    $154,400    $30,880          100,000(10)        $ 3,687(6)
                                 1997    $ 95,192         --           40,000(11)        $55,313(6)

John G. Bernardi...............  1999    $117,318    $20,940           25,000            $29,530(5)
  Vice president, finance        1998    $133,600    $26,720           17,500(13)             --
  and treasurer(12)              1997    $128,092         --               --                 --

---------------
 (1) Dr. Clemente became president of Ascent, a position he previously held until 1996, as of December 17, 1999.

 (2) Under the 1997 Executive Compensation Plan, Dr. Clemente received a bonus of $58,933 and Mr. Vannatter received a bonus of $48,813, each of Dr. Clemente and Mr. Vannatter elected to receive their respective bonuses in stock options in lieu of cash. The stock options are reflected in the securities underlying options column and is based on an exercise price of $1.375 per share, the fair market value of the depository shares on the date of grant. See "Option Grants Table."

 (3) Amounts consist of life insurance premiums paid by Ascent for the benefit of Dr. Clemente.

 (4) Mr. Fox resigned as president and chief executive officer of Ascent as of December 16, 1999.

 (5) Amounts consist of severance pay paid by Ascent to the named executive officer in connection with the resignation of the named executive officer. See footnotes (4), (8) and (12). Also see note (9) for description of additional severance pay paid by Ascent.

 (6) Includes 18,000 options which were granted and repriced in 1998.

 (7) Relocation costs, including related tax adjustments, paid by Ascent on behalf of the named executive officer.

 (8) Mr. Moffitt resigned as vice president, sales of Ascent as of December 17, 1999.

 (9) Consists of $46,000 in forgiveness of a promissory note by Ascent and $4,386 of severance pay in connection with the resignation of Mr. Moffitt. See note (8).

(10) Includes 40,000 options which were granted in 1997 and repriced in 1998 and 20,000 options which were granted and repriced in 1998. See note (11).

(11) These options were repriced in 1998. See note (10).

(12) Mr. Bernardi resigned as vice president, finance and treasurer of Ascent as of October 8, 1999.

(13) Includes 16,000 options which were granted and repriced in 1998.

OPTION GRANTS TABLE

     The following table sets forth information for each of the Ascent named executive officers with respect to the grant of stock options to purchase depositary shares during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                           ------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF TOTAL                           AT ASSUMED ANNUAL RATES OF
                           SECURITIES        OPTIONS                                 STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED TO      EXERCISE                    FOR OPTION TERM(1)
                            OPTIONS         EMPLOYEES       OR BASE    EXPIRATION   --------------------------
NAME                        GRANTED       IN FISCAL YEAR     PRICE        DATE          5%            10%
----                       ----------    ----------------   --------   ----------   ----------    ------------
Emmett Clemente, Ph.D....   125,000(2)        15.5%          $6.750     02/10/09     $530,630      $1,344,720
                             42,860(3)         5.3%          $1.375     01/14/10     $ 37,062      $   93,923

Alan R. Fox..............   125,000(4)        15.5%          $6.750     03/15/00     $ 46,342      $   92,896

Gregory A. Vannatter.....    25,000(2)         3.1%          $6.750     02/10/09     $106,126      $  268,944
                             50,000(5)         6.2%          $1.125     12/08/09     $ 35,375      $   89,648
                             35,500(3)         4.4%          $1.375     01/14/10     $ 30,698      $   77,795

Timothy K. Moffitt.......    25,000(4)         3.1%          $6.750     03/16/00     $  9,292      $   18,628

John G. Bernardi.........    25,000            3.1%          $6.750     10/08/99          (7)             (7)

---------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of depositary shares on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercise and depositary shares holdings are dependent on the timing of the exercise and the future performance of the depositary shares. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) The option is exercisable in three equal annual installments beginning on February 10, 2001.

(3) The option was granted on January 14, 2000 in lieu of a cash bonus to the named executive officer, which was earned in fiscal 1999, and is exercisable in full on January 14, 2001. See "Summary Compensation Table."

(4) This option was accelerated in full, and became immediately exercisable, in connection with the resignation of Mr. Fox. This option expired without being exercised on March 15, 2000.

(5) The option is exercisable in four equal annual installments beginning on December 8, 2000.

(6) This option was accelerated in full, and became immediately exercisable, in connection with the resignation of Mr. Moffit. This option expired on March 16, 2000 without being exercised.

(7) The option expired without being exercised prior to December 31, 1999 and, accordingly, there were no options underlying the grant at fiscal year end pursuant to which the potential realizable price appreciation could be calculated.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth information regarding the number and value of exercisable and unexercisable options held by each of the named executive officers on December 31, 1999. No stock options were exercised by any of the named executive officers in fiscal 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                           NUMBER OF SHARES UNDERLYING               IN-THE-MONEY
                                            OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END(1)
                                          ------------------------------    ------------------------------
NAME                                      EXERCISEABLE    UNEXERCISEABLE    EXERCISEABLE    UNEXERCISEABLE
----                                      ------------    --------------    ------------    --------------

Emmett Clemente, Ph.D. .................    144,500          167,860            $625                --

Alan R. Fox(2)..........................    278,000               --              --                --

Gregory A. Vannatter....................     34,811          155,439              --            $6,250

Timothy K. Moffitt(3)...................    125,000               --              --                --

John G. Bernardi........................     25,187               --              --                --

---------------
(1) The closing price for depositary shares as reported on the OTC Bulletin Board on December 31, 1999 was $1.25 per share. The value of these options is calculated on the basis of the difference between the option exercise price and $1.25, multiplied by the number of depositary shares underlying the option.

(2) On March 15, 2000 Mr. Fox exercised options for 97,000 shares at an exercise price of $2.35 per share. Mr. Fox's remaining options expired on March 15, 2000 without being exercised.

(3)  These options expired on March 16, 2000 without being exercised.

EMPLOYMENT AGREEMENT

     We are a party to an employment agreement with Dr. Emmett Clemente for the period commencing March 16, 1994 and ending March 15, 2001, unless extended by mutual agreement of the parties. Under this agreement, Dr. Clemente is entitled to receive (a) an annual base salary of $210,300, which may be adjusted, and (b) an annual bonus of up to 30% of his annual base salary based upon the attainment of performance criteria set by our board of directors annually (with the potential to exceed 30% of his annual base salary, at the discretion of our board of directors, in the event that we achieve break-even cash flow). In addition, as part of Dr. Clemente's annual compensation review, our board of directors is required to consider in its sole discretion granting Dr. Clemente a stock option to acquire additional depositary shares. In the event Dr. Clemente's employment is terminated by us without cause, Dr. Clemente will continue to receive (a) his annual base salary for the one-year period commencing on the effective date of termination and (b) benefits for the 18-month period following the effective date of termination. However, any of the above payments or benefits which we are required to provide will be reduced dollar for dollar by any payments or benefits Dr. Clemente receives from any other employer during the period we are required to provide these payments or benefits. Following the cessation or termination of his employment by us, Dr. Clemente has agreed not to compete with us for two years with respect to any products developed, produced, marketed or sold by us during his tenure with us.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report is submitted by the compensation committee of our board of directors, which is responsible for establishing and administering our executive compensation policies, including for the chief executive officer and the other named executive officers, and setting the compensation for these individuals.

     GENERAL COMPENSATION POLICY

     The compensation committee, including its stock plan subcommittee, seeks to achieve the following three broad goals in connection with Ascent's executive compensation programs and decisions regarding individual compensation:

     - structure executive compensation programs in order to enable us to attract and retain qualified executives;

     - establish compensation programs that reward executives for the achievement of our business objectives and/or in the individual executive's particular area of responsibility, and thereby create a performance-oriented environment; and

     - provide executives with an equity interest in Ascent so as to link a portion of the executive's compensation with the performance of Ascent common stock.

     PROCEDURES FOR ESTABLISHING COMPENSATION

     Ascent performs periodic reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with industry peers who compete with Ascent for prospective employees who possess the scientific and technical knowledge and skills required to develop, manufacture and market pediatric drug products.

     EXECUTIVE OFFICER COMPENSATION PROGRAM

     The compensation programs for Ascent's executives consist principally of three elements based upon the foregoing objectives: base salary, cash bonuses and stock-based equity incentives in the form of participation in Ascent's stock option plans.

     Base Salary. In establishing base salaries for the executive officers, including the chief executive officer, the compensation committee: (a) monitors salaries at other companies, particularly those that are in the same industry as Ascent or related industries and/or located in the same general geographic area as Ascent; (b) considers historic salary levels of the individual and the nature of the individual's responsibilities; (c) compares the individual's base salary with those of other executives at Ascent; and (d) considers general economic conditions, our financial performance and the individual's performance, to the extent determined to be appropriate.

     Annual Incentive Compensation. The compensation committee considers the payment of cash bonuses pursuant to the 1997 Executive Bonus Plan, as amended and restated, as part of its compensation program. In this regard, the compensation committee determined to pay bonuses to Messrs. Clemente, Bernardi, Fox, Vannatter and Moffitt for 1999. Dr. Clemente and Mr. Vannatter elected to receive their bonuses in the form of stock options. In establishing the amounts of the cash bonuses for 1999, the compensation committee considered Ascent's achievements in 1999, including the consummation of our strategic alliance with Alpharma and the approval by the U.S. Food and Drug Administration for Ascent to market Primsol(R) Solution in 1999, and the roles played by the named executive officers in accomplishing these achievements.

     Long-Term Incentive Compensation. The compensation committee uses stock options as a significant element of the compensation package of Ascent's executive officers, including the chief executive officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The compensation committee believes that it is to Ascent's advantage to increase the interest of executives in Ascent's welfare, as such employees share the primary responsibility for the management and growth of Ascent.

     Our board of directors currently grants stock options based on the recommendation of the compensation committee, or the subcommittee thereof. It is not the policy of the compensation committee to recommend the grant of stock options to executives annually, and the timing of grants depends upon a number of factors, including (a) new hires of executives, (b) the executives' current stock and option holdings, (c) vesting schedules of outstanding options and (d) the current stock price, and such other factors as the compensation committee deems relevant. In 1999, after reviewing Ascent's executive officers' stock and option holdings, the compensation committee determined to recommend the grant of stock options to Dr. Clemente and Messrs. Bernardi, Fox, Moffitt and Vannatter. When recommending the grant of stock options, it has generally been the policy of the compensation committee to recommend that the exercise price of the options be equal to or greater than the fair market value of Ascent's depositary shares on the date of grant. For additional information concerning option grants to certain named executive officers, see the table under the heading "Option Grants in Last Fiscal Year." Commencing in 1999, in order to comply with Section 162(m) of the Internal Revenue Code, an executive stock option subcommittee of the compensation committee was delegated the authority to grant options to executive officers.

     CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, Ascent has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). While the committee does not currently intend to qualify its other compensatory awards as performance-based compensation, it will continue to monitor the impact of Section 162(m) on us. In any event, there can be no assurance that compensation attributable to stock options granted under the Company's stock plans will be exempt from Section 162(m) as performance-based compensation.

                                          COMPENSATION COMMITTEE

                                          Thomas L. Anderson
                                          James L. Luikart
                                          Lee J. Schroeder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our Company's compensation committee are Messrs. Anderson, Luikart and Schroeder. No executive officer of Ascent has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our compensation committee.

     Since January 1, 1999, we have engaged in the transactions described below under "Certain Relationships and Related Transactions" with affiliates of Messrs. Anderson and Luikart, directors of Ascent and members of our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, we entered into or engaged in the following transactions with the following directors, executive officers and 5% stockholders of Ascent, and their affiliates:

     ING Furman Selz Investments LLC. On June 1, 1998, we issued and sold to funds affiliated with ING Furman Selz Investments LLC (which we refer to as ING Furman Selz in this proxy statement) and BancBoston Ventures Inc. an aggregate of 7,000 shares of Series G preferred stock exchangeable into $7.0 million aggregate principal of 8% convertible subordinated notes of Ascent, $9.0 million aggregate principal amount of 8% seven-year subordinated notes and seven-year warrants to purchase 2,116,958 shares of Ascent common stock at a per share exercise price of $4.75 for an aggregate purchase price of $16.0 million. On February 16, 1999, in connection with and as a condition to the strategic alliance with Alpharma, we entered into a second amendment to the May 1998 securities purchase agreement. Pursuant to the second amendment, we reduced the exercise price of the warrants from $4.75 per share to $3.00 per share, at which time the warrants were exercised, and issued to the holders of these warrants an aggregate of 300,000 depositary shares at a price of $3.00 per share. On May 25, 1999, we entered into an additional agreement with the purchasers of Series G preferred stock providing that our obligation under the terms of the Series G preferred stock and 8% subordinated notes to make dividend and interest payments on June 1, 1999 would be deferred until July 1, 1999 and that the dividends and interest would accrue at a rate of 9% per annum during the period from June 1, 1999 through July 1, 1999. In addition, the Series G preferred stock was exchanged for 8% convertible subordinated notes in accordance with the existing terms of the Series G preferred stock.

     On June 1, 1998, in connection with the Series G preferred stock financing described above, we entered into a financial advisory services fee agreement with ING Furman Selz and BancBoston Ventures Inc. under which ING Furman Selz agreed to provide ongoing customary financial advisory services to us at the times and on the matters mutually agreed to by us and ING Furman Selz until June 1, 2003 for an advisory fee of $150,000 per year. On June 1, 1998, in connection with the Series G preferred stock financing, we paid ING Furman Selz a closing fee of $381,250 and BancBoston Ventures, Inc. a closing fee of $118,750. In addition, in 1998, we paid ING Furman Selz financial advisory services fees of $112,500 under this agreement. On February 16, 1999, we amended this agreement in connection with our strategic alliance with Alpharma and Alpharma Inc. such that in lieu of paying the annual $150,000 financial advisory services fee, we issued ING Furman Selz 150,000 depositary shares upon the consummation of our strategic alliance with Alpharma, and the financial advisory services fee agreement was terminated upon the issuance of the shares.

     On July 1, 1999, Ascent and the Series G purchasers entered into a third amendment to the May 1998 securities purchase agreement under which funds affiliated with ING Furman Selz agreed to loan us up to $4.0 million. Upon executing the third amendment, we borrowed $2.0 million from these funds and issued them 7.5% convertible subordinated notes in the aggregate principal amount of up to $4.0 million and warrants to purchase 300,000 depositary shares. On each of December 30, 1999 and February 14, 2000, we borrowed an additional $1.0 million from these funds and issued warrants to purchase 150,000 depositary shares. All of the warrants we have issued under the third amendment have an exercise price of $3.00 per share and expire on July 1, 2006. The 7.5% convertible subordinated notes issued under the third amendment expire on July 1, 2004 and are convertible into depositary shares at a conversion price of $3.00 per share in accordance with the terms of the May 1998 securities purchase agreement. Interest on the notes is due and payable quarterly, in arrears, on the last day of each calendar quarter, and the outstanding principal on the notes is payable in full on July 1, 2004.

     On October 20, 1999, in connection with the modification of our strategic alliance with Alpharma, which is described in Proposal 2, we entered into a fourth amendment to the May 1998 securities purchase agreement under which funds affiliated with ING Furman Selz agreed to provide up to $10.0 million in additional financing to us for general corporate purposes through 7.5% convertible subordinated notes due July 1, 2004. In return, we issued these funds warrants to purchase 1,000,000 depositary shares at a price of $3.00 per share and agreed to issue warrants to purchase up to an additional 4,000,000 depositary shares at an exercise price of $3.00 per share in connection with our borrowings under this credit facility.

     Mr. James L. Luikart, a director of Ascent, is an executive vice president of ING Furman Selz Investments LLC, the general partner of Furman Selz Investors II L.P. and FS Parallel Fund L.P. and the managing member of FS Employee Investors LLC, which collectively constitute a greater than 5% stockholder of Ascent. Mr. Nicholas Daraviras, also a director of Ascent, is also vice president of ING Furman Selz Investments LLC.

     Alpharma and Alpharma Inc. On February 16, 1999, we entered into a series of agreements with Alpharma and Alpharma Inc. Under these agreements, Alpharma has agreed to provide up to $40 million in financing to us through a 7.5% convertible subordinated note due in 2004 and 2005. Up to $12 million of such $40.0 million could be used for general corporate purposes, with $28 million reserved for projects and acquisitions intended to enhance the growth of Ascent. We borrowed $4.0 million of the $40.0 million immediately upon the execution of the agreements. We subsequently borrowed additional money under these agreements as described below. Alpharma's obligation to loan the balance of the $40.0 million is subject to additional conditions.

     Under the original strategic alliance agreements, Alpharma had the option, during a specified period during the first half of year 2002, to acquire our then-outstanding shares of common stock for cash at a price to be determined by an earnings-based formula based upon our financial results in fiscal 2001. In connection with our granting this option, we entered into a merger agreement with one of our subsidiaries pursuant to which the subsidiary merged with us and each share of Ascent common stock was converted into one depositary receipt, represented by a depositary share.

     Under the strategic alliance agreements, Alpharma's option to acquire Ascent for cash in 2002 was at the higher of $140 million or a price equal to
12.2 times Ascent's 2001 pre-tax operating income, adjusted to exclude any research and development expense in excess of $1.5 million and interest on selected securities. If Alpharma did not exercise this option, we would be required to repay the debt outstanding under the $40.0 million credit facility in installments from 2004 into 2005. We would also have the right to prepay such debt following the expiration of the purchase option until December 31, 2002 at an amount equal to 125% of the outstanding principal on December 31, 2001, plus accrued interest. If this right is not exercised, the debt becomes convertible into shares of Ascent common stock at a conversion price of $7.125 per share.

     On July 1, 1999, we entered into a supplemental agreement with Alpharma amending our strategic alliance agreements with them. Under the supplemental agreement, we agreed, among other things, (i) to form a screening committee, comprised of a nominee of each of Alpharma and ING Furman Selz and two nominees of Ascent, to approve, among other things, any changes in our operating plan, and (ii) to additional restrictions on our rights to borrow the remaining funds under our loan agreement with Alpharma. Under the amended loan agreement, we could only use the $8.0 million that remained outstanding as of July 1, 1999 for general corporate purposes as set forth in our operating plan, as updated from time to time, and we may only borrow the remaining $28.0 million for acquisitions and research and development projects approved by the screening committee. The supplemental agreement also amended our strategic alliance agreements in order to reflect the 7.5% convertible subordinated notes issued to funds affiliated with ING Furman Selz on the same date under the third amendment to the May 1998 securities purchase agreement and to treat such notes in the same manner as our existing 8% subordinated notes and the 8% convertible notes issuable upon conversion of our Series G preferred stock.

     On October 15, 1999, Ascent and Alpharma entered into a second supplemental agreement that further amended the strategic alliance agreements. Under the second supplemental agreement, Ascent and Alpharma agreed, among other things (and subject to the approval by our stockholders as described in Proposal 2 herein), (i) to delay the exercise period of Alpharma's call option by 12 months to the first half of 2003, (ii) to change the calculation of the exercise price of Alpharma's option from (a) the greater of $140 million or a price equal to
12.2 times Ascent's 2001 pre-tax operating income, adjusted to exclude any research and development expense in excess of $1.5 million and interest on selected securities, to (b) the greater of $150 million or a price equal to 12.2 times Ascent's 2002 pre-tax operating income, as similarly adjusted, and (iii) to modify certain conditions on Ascent's access to funds under the Alpharma credit facility. In addition, we agreed that, to the extent we borrowed funds from Alpharma to finance the acquisition of products or businesses, we would grant Alpharma a security interest in such products or businesses. For additional information concerning transactions with Alpharma, see "Proposal 2 -- Approval of Certain Amendments to the Depositary Agreement and the Loan Agreement and the Delay by One Year of the Period During which the Alpharma Call Option May be Exercised." Mr. Thomas L. Anderson, a director of Ascent, is president of Alpharma.

     Voting Agreement. In connection with our strategic alliance with Alpharma as described above, Alpharma and Alpharma Inc. each agreed that, until the call option terminates or expires, in any election of directors and in any other vote to be taken by our stockholders as to any matter, whether taken at an annual or special meeting of stockholders or by written action, Alpharma and Alpharma Inc. will each, and will cause their respective affiliates to, vote any depositary shares which Alpharma, Alpharma Inc. or their respective affiliates hold, in the same manner and in the same proportion as the votes cast by the other holders of depositary shares.

     Registration Rights. Some persons and entities, including funds affiliated with ING Furman Selz and other former purchasers of Ascent Series G preferred stock and related warrants, Triumph-Connecticut Limited Partnership and Alpharma, are entitled to registration of their depositary shares under the Securities Act, including depositary shares acquired upon the conversion or exercise of warrants and notes, under the terms of registration agreements between us and such persons and entities. The registration agreements generally provide that, in the event we propose to register any of our securities under the Securities Act, the holders of registration rights are entitled to include their depositary shares in the registration, subject to the right of the managing underwriter of any underwritten offering to exclude some or all of their shares from the registration for marketing reasons. Some holders of registration rights also have the right to require us to register their depositary shares under the Securities Act, including depositary shares that may be acquired upon the conversion or the exercise of warrants and notes if the holders of such depositary shares holding specified percentages of registrable shares so request, and we are required to use our best efforts to effect the registration, subject to some conditions and limitations. We are generally required to bear the expense of all registrations.

     We believe that the securities issued in the preceding transactions were sold at their then fair market value and that the terms of the transactions described above were no less favorable than we could have obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the percentage change in cumulative stockholder return on Ascent depositary shares for the period from May 29, 1997 (the date Ascent capital stock was first publicly traded) through December 31, 1999 with the cumulative total return on (a) the Nasdaq National Market Index and (b) the Nasdaq Pharmaceuticals Index.

     This graph assumes the investment of $100.00 in Ascent depositary shares (at the initial public offering price of Ascent common stock), in the Nasdaq National Market Index and in the Nasdaq Pharmaceuticals Index on May 29, 1997 and assumes dividends are reinvested. Prior to May 29, 1997, neither Ascent common stock nor depositary shares were registered under the Exchange Act.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*
                              [PERFORMANCE GRAPH]

                                                 NASDAQ PHARMACEUTICALS      NASDAQ NATIONAL MARKET
                                                          INDEX                       INDEX                 ASCENT PEDIATRICS
                                                 ----------------------      ----------------------         -----------------
May 29, 1997                                             100.00                      100.00                      100.00
Dec. 31, 1997                                            100.44                      112.86                       65.28
Dec. 31, 1998                                            127.77                      159.03                       47.92
Dec. 31, 1999                                            238.76                      287.31                       13.89

---------------
* Total return based on $100.00 initial investment and reinvestment of dividends

                PROPOSAL 2 -- APPROVAL OF CERTAIN AMENDMENTS TO
                THE DEPOSITARY AGREEMENT AND THE LOAN AGREEMENT
                 AND THE DELAY BY ONE YEAR OF THE PERIOD DURING
                WHICH THE ALPHARMA CALL OPTION MAY BE EXERCISED

     On October 15, 1999, we entered into a second supplemental agreement with Alpharma, Alpharma Inc., State Street Bank and Trust Company and certain lenders to Ascent, including ING Furman Selz, modifying our strategic alliance with Alpharma. A copy of the second supplemental agreement is attached to this proxy statement as Annex A.

     Under the original terms of the strategic alliance, which was consummated in July 1999, Alpharma agreed to loan us up to $40 million from time to time in accordance with the terms of a loan agreement among the parties and pursuant to a 7.5% convertible subordinated note due in 2004 and 2005. In addition, as part of the strategic alliance, we assigned to Alpharma a call option, exercisable in 2002, to acquire the then-outstanding shares of our common stock for cash at a price to be determined by a formula based on Ascent's financial results in 2001 and on such other terms as are set forth in the depositary agreement.

     Under the second supplemental agreement, Ascent and Alpharma agreed, among other things:

     - to modify certain conditions to Ascent's ability to borrow funds under the loan agreement;

     - to require Ascent, in connection with certain loans made by Alpharma under the loan agreement to finance the acquisition of products or businesses by Ascent, to grant a security interest in such products or businesses to Alpharma; and

     - to amend the depositary agreement and the loan agreement to reflect additional loans made to Ascent by ING Furman Selz and certain other security holders of Ascent.

     In addition, Ascent and Alpharma agreed:

     - to delay by one year from 2002 to 2003 the period during which Alpharma may exercise its call option; and

     - consistent with the one-year delay, to change the calculation of the exercise price of Alpharma's call option from (a) the greater of $140 million or a price equal to 12.2 times Ascent's 2001 pre-tax operating income, adjusted to exclude any research and development expense in excess of $1.5 million and interest on selected securities, to (b) the greater of $150 million or a price equal to 12.2 times Ascent's 2002 pre-tax operating income, as similarly adjusted.

     In order to effect the parties' agreement regarding Alpharma's call option, Ascent and Alpharma agreed in the second supplemental agreement to amendments to the depositary agreement to reflect the changed call option exercise period and the changed call option exercise price and to other amendments to the depositary agreement and the loan agreement to conform certain provisions of such agreements to the new terms of Alpharma's call option. These amendments are set forth in Section 3.5 through Section 3.16 of the second supplemental agreement, which is attached to this proxy statement as Annex A, and provide, among other things, that:

     - the call option exercise price will be calculated based on the Company's 2002 operating income as set forth in the Company's financial statements for the year ending December 31, 2002;

     - the Company will deliver its 2002 financial statements and its calculation of the call option exercise price to Alpharma by March 31, 2003 instead of March 31, 2002 as currently provided in the depositary agreement;

     - the Company and Alpharma will take all actions necessary to make the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the possible exercise of the call option by September 30, 2002 instead of September 30, 2001 as currently provided in the depositary agreement;

     - although the payment dates for the 7.5% convertible subordinated note issued to Alpharma have not been extended, the Company's right to prepay all of the outstanding principal amount of the 7.5% convertible subordinated note, together with accrued and unpaid interest, will expire on December 31, 2003 instead of December 31, 2002 as currently provided in the loan agreement;

     - Alpharma may exercise its top-off right to cause us to borrow under the loan agreement an amount that would result in the full $40 million being borrowed by Ascent at any time from January 1, 2003 to February 28, 2004 instead of from January 1, 2002 to February 28, 2003 as currently provided in the loan agreement; and

     - Ascent may not expend more than $7.5 million on research and development activities in 2002 instead of 2001 as currently provided in the loan agreement.

     Under the terms of the second supplemental agreement, the effectiveness of the foregoing amendments is subject to the stockholder approval being sought at the annual meeting. If the stockholders do not approve the amendments to the depositary agreement and the loan agreement, the provisions of the second supplemental agreement other than the foregoing amendments will remain in full force and effect, and the call option will remain exercisable by Alpharma during 2002 at an exercise price determined based upon our financial results in 2001.

     Reasons for the Call Option Amendment. In reaching its decision to approve the call option amendment provisions of the second supplemental agreement, our board of directors considered, among other things, certain delays that we had experienced in obtaining the U.S. Food and Drug Administration approval to market our Primsol and Orapred products. Our board of directors recognized that, due to such delays, Primsol and Orapred would not be introduced to market at the time previously anticipated by us when we entered into our strategic alliance with Alpharma. Our board of directors concluded that delaying the period of the call option by 12 months and postponing the fiscal year used to determine the financial results upon which the exercise price for the call option would be based from 2001 to 2002 would increase the likelihood that more significant revenues from sales of our Primsol and Orapred products would be included in the operating results upon which the call option exercise price is based, which would likely increase the exercise price of the call option.

     FOR THESE REASONS, OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS APPROVE THE AMENDMENTS TO THE CALL OPTION AS SET FORTH IN SECTIONS 3.5 THROUGH
3.16 OF THE SECOND SUPPLEMENTAL AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS ANNEX A.

     Mr. Thomas L. Anderson, president of Alpharma, and a director of Ascent, may have interests in this vote that are different from, and in addition to, those of our stockholders. Mr. Anderson, pursuant to our strategic alliance agreements with Alpharma, recused himself from the meeting of the board of directors at which the above transaction was approved and abstained from voting on this matter as a director of Ascent.

                 PROPOSAL 3 -- APPROVAL OF THE AMENDMENT TO THE
                           1999 STOCK INCENTIVE PLAN
GENERAL

     Our 1999 Stock Incentive Plan currently provides for the grant of incentive and nonstatutory stock options and restricted stock awards to employees, officers and directors of, and consultants and advisors to, Ascent to purchase up to an aggregate of 500,000 depositary shares. Our 1999 Stock Incentive Plan is intended to supplement our 1992 Equity Incentive Plan, which expires in 2002 and under which only 256,691 shares remained available for new options as of March 15, 2000.

     In April 2000, our board of directors adopted, subject to stockholder approval, an amendment to the 1999 Stock Incentive Plan, providing for an increase in the number of depositary shares available for issuance under the plan from an aggregate of 500,000 to 750,000. Our board of directors believes that awards under the 1999 Stock Incentive Plan, including stock options, have been and will continue to be an important compensation element in attracting and retaining key employees who are expected to contribute to our growth and success. OUR BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT IS IN THE BEST INTEREST OF ASCENT AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     Under the 1999 Stock Incentive Plan, as of March 15, 2000, 491,750 depositary shares were outstanding under the plan, 8,250 remained available for new option grants and no options had been exercised. No restricted stock awards had been made under the plan. As of March 15, 2000, we had 83 full-time employees, all of whom were eligible to participate in the plan. Through that date, under the plan, Mr. Emmett Clemente,

Ph.D., president and a director, had received 62,860 options to purchase depositary shares, Mr. Vannatter, executive vice president, sales and marketing, had received 85,500 options to purchase depositary shares and all current executive officers as a group had received 148,360 options to purchase depositary shares. As a group, all employees, excluding the named executive officers, had received an aggregate of 343,390 options to purchase depositary shares through March 15, 2000. The granting of awards under the plan is discretionary and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 27, 2000, the last reported sale price of a depositary share on the OTC Bulletin Board was $1.75.



DESCRIPTION OF AWARDS


     The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into depositary shares and the grant of stock appreciation rights.

     Incentive Stock Options And Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of depositary shares at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of depositary shares on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of a depositary share on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Ascent or any of its subsidiaries). Options may not be granted for a term in excess of ten years (5 years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Ascent or any of its subsidiaries). The plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of depositary shares, by delivery to us of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire depositary shares, subject to our right to repurchase all or part of the depositary shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

     Other Stock-Based Awards. Under the plan, our board of directors has the right to grant other awards based upon depositary shares having the terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into depositary shares and the grant of stock appreciation rights.


ELIGIBILITY TO RECEIVE AWARDS


     Our officers, employees, directors, consultants and advisors (and those of any future subsidiaries) are eligible to be granted awards under the 1999 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which awards may be granted to any participant under the plan may not exceed 400,000 shares per calendar year.

ADMINISTRATION

     The 1999 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret the provisions of the plan. Pursuant to the terms of the 1999 Stock Incentive Plan, our board of directors may delegate authority under the plan to one or more committees of our board of directors, and subject to some limitations, to one or more of our executive officers. Our board of directors has authorized a subcommittee of the compensation committee to administer some aspects of the plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the plan, our board of directors, the compensation committee, or any other committee or subcommittee or executive officer to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determine each of the following:

     - the number of depositary shares covered by options;

     - the dates upon which the options become exercisable;

     - the exercise price of options;

     - the duration of options; and

     - the number of depositary shares subject to any restricted stock or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

     Our board of directors is required to make appropriate adjustments in connection with the 1999 Stock Incentive Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other acquisition event, as defined in the 1999 Stock Incentive Plan, our board of directors is authorized to provide for (a) outstanding options or other stock-based awards to be assumed or substituted for, (b) to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event, or (c) to provide for a cash out of the value of any outstanding options. If any award expires or is terminated, surrendered, canceled or forfeited, the unused depositary shares covered by the award will again be available for grant under the 1999 Stock Incentive Plan subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.


AMENDMENT OR TERMINATION


     No award may be made under the 1999 Stock Incentive Plan after April 14, 2009, but awards previously granted may extend beyond that date but in no event later than 10 years from the date of grant. Our board of directors may at any time amend, suspend or terminate the plan, except that after the date of the amendment no award intended to comply with Section 162(m) of the Internal Revenue Code will become exercisable, realizable or vested unless and until the amendment will have been approved by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan and with respect to the sale of depositary shares acquired under the 1999 Stock Incentive Plan. This summary does not address the tax consequences on awards granted under the plan in the event that Alpharma exercises its call option.

INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of depositary shares acquired through the exercise of the option ("ISO stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO stock will vary with the length of time that the participant has owned the ISO stock at the time it is sold. If the participant sells ISO stock after having owned it for at least two years from the date the option was granted, referred to as the grant date, and one year from the date the option was exercised, referred to as the exercise date, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

     If the participant sells ISO stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

     If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

NONSTATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the depositary shares acquired through the exercise of the option ("NSO stock") on the exercise date over the exercise price.

     With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO stock over the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Internal Revenue Code, referred to as a Section 83(b) election. If the participant makes a Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the depositary shares at the time the award is granted and the purchase price paid for the depositary shares. If a Section 83(b) election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the depositary shares at the time of such lapse and the original purchase price paid for the depositary shares. The participant will have a basis in the depositary shares acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the depositary shares acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the depositary shares and the participant's basis in the depositary shares. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or just after the award is granted if a Section 83(b) election is made.

OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 1999 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying depositary shares.

TAX CONSEQUENCES TO US

     The grant of an award under the 1999 Stock Incentive Plan will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any depositary shares acquired under the 1999 Stock Incentive Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Stock Incentive Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

RECOMMENDATION OF OUR BOARD OF DIRECTORS.

     Our board of directors believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment in Ascent. Consequently, our board of directors recommends that Ascent stockholders vote "FOR" approval of the amendment to the 1999 Stock Incentive Plan to increase the number of depositary shares that may be issued under the plan from 500,000 to 750,000.

                 PROPOSAL 4 -- RATIFICATION OF THE SELECTION OF
                              INDEPENDENT AUDITORS

     Our board of directors has selected PricewaterhouseCoopers LLP as our auditors for the year ending December 31, 2000, subject to ratification by stockholders at the annual meeting. If our stockholders do not ratify our selection of PricewaterhouseCoopers LLP, our board of directors will reconsider the matter. A representative of PricewaterhouseCoopers LLP, which served as our auditors for the year ended December 31, 1999, is expected to be present at the annual meeting, to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING


     Any proposal that a stockholder intends to present at the 2001 Annual Meeting of Stockholders must be submitted to the corporate secretary of the Company at its offices, 187 Ballardvale Drive, Suite B125, Wilmington, Massachusetts 01887, no later than December 30, 2000 in order to be considered for inclusion in the proxy statement relating to that meeting.


     In connection with Ascent's 2001 annual meeting of stockholders, the persons appointed by our board of directors will, if Ascent does not receive notice of a matter or proposal to be considered by March 20, 2001, be allowed to use their discretionary voting authority with respect to any such action or proposal that is raised at such annual meeting.

                                 OTHER MATTERS

     Our board of directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed voting instruction card to vote, or otherwise act, in accordance with their best judgment on such matters.

                       SOURCES OF ADDITIONAL INFORMATION

     This proxy statement incorporates important business and financial information about Ascent that is not included or delivered with this document. This information is available without charge to Ascent stockholders upon written or oral request. Contact us at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887, Attention: Eliot Lurier, chief financial officer and treasurer. Ascent's telephone number is (978) 658-2500.

     To obtain timely delivery of requested documents prior to the annual meeting of Ascent stockholder, you must request them no later than June 7, 2000, which is five business days prior to the date of the annual meeting.

     OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.


     STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR VOTING INSTRUCTION CARDS IF THEY AFFIRMATIVELY GIVE NOTICE AT THE MEETING THAT THEY REVOKE THEIR RESPECTIVE VOTING INSTRUCTION CARD AND VOTE.


                                   By Order of the Board of Directors,


                                   /s/ EMMETT CLEMENTE, PH.D.

                                   EMMETT CLEMENTE, PH.D.
                                   Chairman and President

                                                                         ANNEX A

                            ASCENT PEDIATRICS, INC.

                         SECOND SUPPLEMENTAL AGREEMENT

     SECOND SUPPLEMENTAL AGREEMENT (the "Agreement") dated as of October 15, 1999 among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), Alpharma USPD Inc., a Maryland corporation (the "Lender"), Alpharma Inc., a Delaware corporation (the "Parent"), State Street Trust Bank and Trust Company (the "Depositary") and each of the Original Lenders named in the Subordination Agreement described below.

     WHEREAS, pursuant to the Loan Agreement dated as of February 16, 1999 among the Company, the Lender and the Parent (the "Loan Agreement"), the Lender has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein, as amended as described below;

     WHEREAS, the Lender, the Company and the Depositary are parties to a Depositary Agreement dated February 16, 1999, as amended as described below (the "Depositary Agreement"):

     WHEREAS, the Lender, the Company and the Original Lenders named therein are parties to a Subordination Agreement dated February 16, 1999, as amended as described below (the "Subordination Agreement"):

     WHEREAS, the Company, the Lender and the Parent are parties to a Master Agreement dated February 16, 1999, as amended as described below (the "Master Agreement");

     WHEREAS, the Loan Agreement, Depositary Agreement, Subordination Agreement and the Master Agreement were amended pursuant to the terms of the Supplemental Agreement dated July 1, 1999 between the parties hereto (the "Supplemental Agreement"):

     WHEREAS, the parties hereto wish to further supplement and amend the Loan Agreement, the Depositary Agreement, the Master Agreement, the Subordination Agreement and the Supplemental Agreement upon the terms and conditions set forth herein;

     WHEREAS, the Lender is the sole holder of the Note (as defined in the Loan Agreement) and the parties are entering into this Second Supplemental Agreement (to the extent it modifies the Loan Agreement) pursuant to Section 12.1 of the Loan Agreement;

     WHEREAS, on or prior to the date hereof, this Second Supplemental Agreement has been approved by a majority of the Non-Alpharma Directors pursuant to
Section 9.01 of the Depositary Agreement and Section 8.5 of the Master
Agreement;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                               DEFINITIONS, ETC.

     1.1 Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or in the Ancillary Agreements (as defined in the Loan Agreement).

     1.2 Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural and in the plural include the singular;

          (e) provisions apply to successive events and transactions; and

          (f) "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     1.3 This Agreement amends and supplements the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement, the Master Agreement and the Supplemental Agreement. In case of any inconsistency between the terms of this Agreement and the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement, the Master Agreement, or the Supplemental Agreement, the terms of this Agreement shall govern. In the absence of such inconsistency, all provisions of the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement, the Master Agreement and the Supplemental Agreement shall remain in full force and effect. Without limiting the foregoing, the conditions set forth in Article II hereof shall for all purposes be considered part of the Loan Agreement. Any reference to the Loan Agreement, the Depositary Agreement, the Master Agreement, the Guaranty Agreement, the Subordination Agreement or the Supplemental Agreement in any such agreement or to the Ancillary Agreements shall be deemed to be a reference to such agreement as modified hereby. Any reference in any such agreement to approval or adoption of the Merger Agreement and the transactions contemplated thereby shall be deemed to be a reference to the Merger Agreement and such transactions as modified hereby.

     1.4 The parties may sign any number of copies of this Agreement. Each signed copy shall be an original and may be signed in counterparts, but all of them together represent the same agreement.

     1.5 The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Agreement to the extent it modifies the Loan Agreement or the Subordination Agreement. The laws of the State of Delaware, without regard to principals of conflict of laws, shall govern this Agreement to the extent it modifies the Depositary Agreement or the Master Agreement.

                                   ARTICLE II

              ADDITIONAL CONDITIONS AND OBLIGATIONS OF THE LENDER

     2.1 The obligation of the Lender to make any Loans on or after the date hereof is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on or prior to the applicable Loan Date, of each of the following additional conditions:

          (a) The Fourth Amendment to the May 1998 Securities Purchase Agreement in the form attached hereto as Exhibit A (the "Fourth Amendment to the Securities Purchase Agreement") shall be in full force and effect and

          (b) The Company and each of the Furman Selz Entities shall have performed in all material respects all of their respective obligations under the Fourth Amendment to the Securities Purchase

     Agreement including, without limitation, the satisfaction of the conditions set forth in Section 2.2(b) thereof.

     2.2 The obligation of the Lender to make any Secured Loans (as defined in the Loan Agreement (as amended)) on or after the date hereof is subject to the fulfillment to its reasonable satisfaction, or the waiver by Lender, on or prior to the applicable Loan Date, of each of the following conditions:

          (a) The Lender shall be reasonably satisfied that the security interest required by Section 13.10 of the Loan Agreement (as amended) has attached to the Collateral (as defined in the Loan Agreement) and

          (b) The Amendment to the Subordination Agreement, in the form attached hereto as Exhibit B shall be in full force and effect.

                                  ARTICLE III

                   AGREEMENTS AND AMENDMENTS THE PLAN UPDATE

THE PLAN UPDATE

     3.1 The Lender agrees that the Company delivered to the Lender, on or about September 21, 1999, a detailed operating plan covering the periods through December 31, 2001 which includes, on an annual basis, $1.4 million in research and development and sales force expenditure reductions from the previously approved Plan and reflects the immediate commercial introduction of the Primsol product. The representatives of the Company and the ender agree to cause their respective representatives to the Screening Committee to take all action necessary to approve said September 21, 1999 plan as an Update, as that term is used in Section 4.1 of the Supplemental Agreement.

THE SECURED LOAN

     3.2 The Loan Agreement (as amended) is further amended by adding the following definitions to Section 1.1 thereof:

          "Secured Loans" means all Project Loans and Screened Project Loans.

          "Collateral" means all assets, properties, contract rights and other intangibles and choses in action purchased, licensed or otherwise acquired by the Company with the proceeds of a Secured Loan.

     3.3 The Loan Agreement (as amended) is further amended by adding the following clause to Article XIII of the Loan Agreement:

          13.10 Security.

          As security for the full and timely payment of all Secured Loans and the performance of all obligations contained herein in connection with the Secured Loans, the Company covenants that it will, on or before each Loan Date for a Secured Loan, do or cause to be done, all things necessary in the reasonable opinion of the Lender and, its counsel, to grant to the Lender a duly perfected first priority purchase money security interest in all of the Collateral acquired by Company with the proceeds of said Secured Loan. At the request of the Lender, the Company will cause its duly authorized officers to execute on its behalf, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action which the Lender's counsel reasonably deems necessary, from time to time, to create, continue or preserve Lender's security interest in and to the Collateral (and the perfection and priority thereof) as contemplated hereby, specifically including the execution of such security agreement and the filing of such financing statements in the form reasonably requested by Lender's counsel.

     3.4 Section 7.2 of the Loan Agreement is hereby amended by adding the following clause to the beginning of the first sentence thereof:

          "Except for any security interest in the Collateral with respect to Secured Loans and Fourth Amendment Advances (as defined in the Fourth Amendment to the Securities Purchase Agreement), . . ."

THE OPTION EXERCISE PERIOD

     3.5 The definition of the term "2001 Audited Financial Statements" in
Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing (a) the term "2001 Audited Financial Statements" to the term "2002 Audited Financial Statements" in said definition and in each other place where the term "2001 Audited Financial Statements" appears in the Depositary Agreement and (b) the date "December 31, 2001" to "December 31, 2002" in each of the two places it appears in said definition.

     3.6 The definition of the term "Adjusted 2001 Operating Income" in Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing (a) the term "Adjusted 2001 Operating Income" to the term "2002 Operating Income" in said definition and in each other place where the term "Adjusted 2001 Operating Income" appears in the Depositary Agreement and (b) the date "December 31, 2001" to "December 31, 2002 in each of the five places it appears in said definition.

     3.7 The definition of the term "Excluded Interest Expense" in Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing the date "December 31, 2001" each time it appears to "December 31, 2002.

     3.8 The definition of the term "GAAP Adjustments" in Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing (a) all references to "2000" and "2001" to "2001" and "2002", respectively and (b) all references to "December 31, 2001" and "December 31, 2002" to "December 31, 2002" and "December 31, 2003", respectively.

     3.9 The definition of the term "Option Expiration Date" in Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing the term "December 31, 2002" to "December 31, 2003".

     3.10 Section 3.01 of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by (a) restating the last sentence of subsection (a) as follows:

          "The Company may elect to exercise the Call Option by delivery of the Call Option Exercise Notice to the Depositary at any time during the period (the "Call Period") commencing February 1, 2003 and continuing until December 31, 2003."

and (b) changing the two references to "January 15, 2003" in subsection (b) to "January 15, 2004".

     3.11 Section 4.01 of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by (a) restating the first sentence of subsection (a) as follows:

          "The Company shall deliver the Option Exercise Deliverables to Alpharma on or before March 30, 2003."

and (b) changing the reference to "January 1, 2002" in subsection (b) (v) to "January 1, 2003".

     3.12 Section 4.03 (c) (i) of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing the reference to "September 30, 2001" to "September 30, 2002".

     3.13 Section 5.02 (b) of the Depositary Agreement (as amended by the Supplemental Agreement) is hereby amended by changing the reference in the second paragraph thereof from "January 15, 2003" to "January 15, 2004".

     3.14 Section 2.6 of the Loan Agreement (as amended) is hereby amended by
(a) changing the reference to "December 31, 2002" to "December 31, 2003" and (b) changing the reference to "February 28, 2003" to "February 28, 2004".

     3.15 Section 2.7 of the Loan Agreement (as amended) is hereby amended by changing the reference to "December 31, 2002" to "December 31,2003".

     3.16 Section 6.8 of the Loan Agreement (as amended) is hereby amended by changing the reference to the "2001 fiscal year" to the "2002 fiscal year".

     3.17 It is recognized that the stockholders of Ascent must approve the amendments contained in Sections 3.5 through 3.16 of this Agreement (the "Option Extension Provisions") in order for such provisions to be effective. The parties therefore agree that the Option Extension Provisions shall have no force and effect unless and until approved by the holders of a majority of the Depositary Shares (the "Favorable Shareholder Vote") and that, at all times prior to a Favorable Shareholder Vote, the Depositary Agreement shall continue to be in full force and effect in the form existing without considering the Option Extension Provisions. A Favorable Shareholder Vote shall be deemed to have taken place (and the Option Extension Provisions shall thereupon be effective as amendments to the Depositary Agreement) upon the delivery to the Lender and the Depositary of an opinion of the Company's counsel to the effect that a Favorable Shareholder Vote has taken place and that each of the Agreements referred to in
Section 1.3 of this Agreement (as amended hereby) are valid, binding and enforceable against the Company. The failure to obtain a Favorable Shareholder Vote shall not effect any of the amendments or terms of this Agreement other than the Option Extension Provisions.

THE MINIMUM PURCHASE PRICE

     3.18 Subclause (i) of Clause (A) of the definition of "Option Exercise Price" in Article I of the Depositary Agreement (as amended by the Supplemental Agreement) is amended and restated in its entirety as follows:

          "$140,000,000 plus an amount equal to all funds actually advanced to the Company under the Fourth Amendment to the Securities Purchase Agreement and which have not been repaid as of the date of delivery of the Option Exercise Deliverables."

CONDITIONS FOR UNRESTRICTED LOANS

     3.19 The Lender agrees that the existence of a Plan or Update approved by the Screening Committee (as those terms are defined in the Supplemental Agreement) is not a condition precedent to the Lender's obligation to fund an Unrestricted Loan, and that Article III, Section (c) of the Supplemental Agreement is hereby amended and restated as follows:

          "The Lender shall be reasonably satisfied that the proceeds of any Project Loans or Screened Loans will be used for the purposes approved by the Screening Committee pursuant to Section 4.3 of this Agreement."

     3.20 Section 4.1 of the Supplemental Agreement is hereby amended by deleting the entire third sentence of such Section which begins as follows:

          "Notwithstanding Section 6.6 of the Loan Agreement, the Company shall use the proceeds of Unrestricted Loans only for the purposes specified in the Plan . . ."

GENERAL

     3.21 The definition of the term "Option Expiration Date" in the Depositary Agreement (as amended by the Supplemental Agreement) is amended by adding the following text to the end of such definition:

          "or Article II of the Second Supplemental Agreement dated October 13, 1999 between the same parties".

     3.22 Subclause III of Clause Y of the provision in the definition of the term "Option Exercise Price" in the Depositary Agreement (as amended by the Supplemental Agreement) is amended and restated in its entirety as follows:

          "(III) the 7.5% Convertible Subordinated Notes due July 1, 2004, in each case outstanding as of the Option Closing Date, or issued or issuable upon exercise of the warrants issued pursuant to the Series G Agreement, as amended by the fourth amendment hereto, dated as of October 1, 1999 (to the extent any shares continue to be held as of the Option Closing Date by one of the purchasers set forth on Schedule 1 to the Series G Agreement as so amended or an Affiliate of any such purchaser), the Original Option Exercise Price, and"

     3.23 Section 7.1(i) of the Loan Agreement is hereby amended and restated as follows:

          (i) Indebtedness incurred pursuant to the Third and Fourth Amendments to the May 1998 Securities Purchase Agreement."

     3.24 The Loan Agreement is hereby amended to amend and restate clause (i) of the definition of "Impairment Event" in its entirety as follows:

          "(i) the existence of a Negative Equity Position, provided, however, that notwithstanding the requirements of GAAP, (A) any amounts outstanding under the 8% Subordinated Notes, (B) any amounts outstanding under any debt securities issued upon conversion or exchange of the Series G Preferred and
     (C) any amounts outstanding under the Company's 7.5% Convertible Subordinated Notes due July 1, 2004 (including, without limitation, any Notes issued under the Fourth Amendment to the Securities Purchase Agreement) shall be considered to be equity for purposes of this clause only;".

     3.25 The Lender consents to the Company entering into the Fourth Amendment to the Securities Purchase Agreement and consummating the transactions contemplated thereby including, without limitation, for the purpose of Sections
7.7 and 7.12 of the Loan Agreement, as amended.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

                                      ASCENT PEDIATRICS, INC.

                                      By:        /s/ EMMETT CLEMENTE
                                         ---------------------------------------
                                         Name: Emmett Clemente
                                         Title: Chairman

                                      ALPHARMA USPD INC.

                                      By:       /s/ THOMAS L. ANDERSON
                                         ---------------------------------------
                                         Name: Thomas L. Anderson
                                         Title: President-USPD

                                      ALPHARMA INC.

                                      By:        /s/ JEFFREY E. SMITH
                                         ---------------------------------------
                                         Name: Jeffrey E. Smith
                                         Title: Vice President Finance and CFO

                                      STATE STREET BANK AND TRUST COMPANY

                                      By:         /s/ CHARLES ROSSI
                                         ---------------------------------------
                                         Name: Charles Rossi
                                         Title: Vice President

                                                                      APPENDIX I


                            ASCENT PEDIATRICS, INC.

                           1999 STOCK INCENTIVE PLAN

                                (PRE-AMENDMENT)


1.  PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 500,000 shares of common stock, $.00004 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 400,000 per calendar year. The per-Participant limit described in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code.

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years and that no Option granted hereunder may be exercised on the Option Closing Date (as defined in Section 8(d) below).

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock as owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

     (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

     (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

     (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

     (d) Depositary Shares Merger.

     (1) In accordance with this Section 8, effective as of the effective time (the "Effective Time") of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of February 16, 1999 by and between the Company and Bird Merger Corporation, a wholly-owned subsidiary of the Company, the class of securities available under this Plan shall mean the depositary shares ("Depositary Shares") issued or issuable pursuant to the Depositary Agreement dated as of February 16, 1999 by and among the Company, Alpharma USPD, Inc. and State Street Bank and Trust Company (the "Depositary") until the Option Expiration Date (as defined in the Depositary Agreement) and shall mean the Common Stock of the Company from and after the Option Expiration Date.

     (2) From and after the Effective Time until the Option Determination Date (as defined in the Depositary Agreement), a Participant shall receive from the Depositary, upon the exercise of an Option a depositary receipt ("Depositary Receipt") representing the number of Depositary Shares issuable upon exercise of such Option.

     (3) From and after the Option Closing Date (as defined in the Depositary Agreement), a Participant shall receive from the Company, upon exercise of an Option, cash in an amount equal to the Option Exercise Price (as defined in the Depositary Agreement) for each Depositary Share issuable upon conversion or exercise of such Option.

     (4) From and after the Option Expiration Date, a Participant shall receive from the Company, upon exercise of an Option, the number of shares of Common Stock of the Company issuable upon conversion or exercise of such Option.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                             VOTING INSTRUCTION CARD

                             ASCENT PEDIATRICS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 14, 2000

            THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby directs State Street Bank and Trust Company, as depositary (the "Depositary"), to vote and act upon the matters on the reverse side in accordance with the instructions indicated herein in respect of all shares of Common Stock of Ascent Pediatrics, Inc. (the "Company") represented by Depositary Shares held by the undersigned. In addition, the undersigned authorize(s) the Depositary to appoint Emmett Clemente and Eliot Lurier, and each of them, attorneys or attorney of the Depositary (with full power of substitution) for and in the name of the Depositary to attend the Annual Meeting of Stockholders of the Company to be held at 60 State Street, Boston, Massachusetts at 10:00 a.m., local time, on Wednesday, June 14, 2000 and any adjourned sessions thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Common Stock of the Company which the Depositary would be entitled to vote or act upon, with all powers the Depositary would possess if personally present, including the power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this voting instruction card unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this voting instruction card is signed by the undersigned in every such capacity as well as individually.

         PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

         Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, give your full title as such. Joint owner should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, sign in partnership name, by authorized person.


         Has your address changed?_______________________________________
         Do you have any comments?_______________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                             ASCENT PEDIATRICS, INC.


Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                        [ ]




                                                   Date_________________________

Stockholder sign here___________________ Co-owner sign here_____________________
PLEASE BE SURE TO SIGN AND DATE THIS VOTING INSTRUCTION CARD.


1. To elect the following persons as Class II Directors for the ensuing three years:

         Emmett Clemente, Ph.D.         FOR ALL      WITH-     FOR ALL
         Nicholas Daraviras             NOMINEES     HOLD      EXCEPT
         Andre L. Lamotte, Sc.D.          [  ]       [  ]        [  ]

         NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEES.

2. To approve certain amendments to the Depositary Agreement dated as of February 16, 1999, as amended, among the Company, Alpharma USPD Inc. and State Street Bank and Trust Company and the Loan Agreement dated as of February 16, 1999, as amended, among the Company, Alpharma USPD Inc. and Alpharma Inc. to delay the period during which the option granted by the Company to Alpharma USPD Inc. to purchase all of the Company's common stock then outstanding from 2002 to 2003.

                  FOR           AGAINST           ABSTAIN
                  [  ]            [  ]              [  ]

3.       To approve an amendment to the Company's 1999 Stock Incentive Plan.

                  FOR           AGAINST           ABSTAIN
                  [  ]            [  ]              [  ]

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

                  FOR           AGAINST           ABSTAIN
                  [  ]            [  ]              [  ]

IN THEIR DISCRETION, THE NAMED ATTORNEYS ARE AUTHORIZED TO VOTE UPON THE OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

The shares represented by this voting instruction card will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, the shares of Common Stock of the Company corresponding to this voting instruction card will be voted FOR such election to office or proposal.